                     SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(2))

[X]  Definitive Information Statement

                         THATLOOK.COM, INC.
                         ------------------
         (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
0-11.

1)    Title of each class of securities to which transaction applies:  N/A.

2)     Aggregate number of securities to which transaction applies:  N/A.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

4)     Proposed maximum aggregate value of transaction:  N/A.

5)     Total fee paid:  N/A.

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A

                             THATLOOK.COM, INC.

                              5003 Route 611
                     Stroudsburg, Pennsylvania 18360
                              (570) 420-0318

                         INFORMATION STATEMENT

                   Annual Meeting of Stockholders
                      to be held June 27, 2000

Purpose.
--------

     This Information Statement is furnished in connection with the annual meeting of stockholders of thatlook.com, Inc., a Nevada corporation (the "Company"), which will be held on Tuesday, June 27, 2000, at 11:00 a.m., Eastern Daylight Time, at the offices of the Company: 5003 Route 611, Stroudsburg, Pennsylvania 18360 (the "Meeting"). Certain directors and executive officers of the Company, who collectively own approximately 73.1% of the issued and outstanding shares of the Company's common stock (the "majority holders") have indicated their intention to vote in favor of the matters to be submitted to a vote of stockholders at the Meeting.

     The accompanying Notice of Annual Meeting of Stockholders and this Information Statement are first being mailed to stockholders on or about June 7, 2000.

     The names of each of the Company's current directors (Gerard A. Powell, Lawrence T. Simon, Richard H. Gwinn and Saul S. Epstein) will be submitted to the stockholders at the Meeting for the purpose of a vote to retain each director to serve until his successor is elected at the next annual meeting of stockholders or until his prior death, resignation or termination and the qualification of his successor. In addition, the following resolutions will be submitted to the Company's stockholders at the Meeting:

     (1) To approve the Company's 1999 Stock Incentive Plan;

     (2) To amend the Company's Articles of Incorporation to authorize a class of 30,000,000 shares of preferred stock having a par value of one mill ($0.001) per share, to be issued in such series and with such dividend, voting and other rights and preferences as the Board of Directors shall determine; and

     (3) To amend the Company's Articles of Incorporation to provide that the Board of Directors shall consist of no less than three members and no more than nine members and that, to the extent permitted by the laws of the State of Nevada, the Board of Directors shall have the authority to appoint directors to fill all open positions on the Board.

     Procedure for Approval.
     -----------------------

     The Nevada Revised Statutes (the "Nevada Law") requires the approval of a majority of the voting power present at a meeting at which a quorum is present to approve the Company's 1999 Stock Incentive Plan and to amend the Company's Articles of Incorporation. The Nevada Law requires the approval of a plurality of the voting power in attendance at a meeting at which a quorum is present for the election of directors. See the caption "Voting Procedures," herein.

     The majority holders, who collectively own approximately 73.1% of the issued and outstanding voting securities of the Company, have consented to vote in favor or each of the matters discussed above. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. See the caption "Voting Securities and Principal Holders Thereof," herein.

     Dissenters' Rights of Appraisal.
     --------------------------------

     The Nevada Law does not provide any dissenters' rights with respect to the election of directors, the adoption of the Company's 1999 Stock Incentive Plan or the amendments to the Company's Articles of Incorporation as set forth above. Therefore, no dissenter's rights of appraisal will be given in connection with these matters.

THE MAJORITY HOLDERS OWN SUFFICIENT VOTING SECURITIES TO ELECT ALL NOMINEES TO THE BOARD OF DIRECTORS, AND TO ADOPT, RATIFY AND APPROVE THE COMPANY'S 1999 STOCK INCENTIVE PLAN AND THE AMENDMENTS OF THE COMPANY'S ARTICLES OF INCORPORATION AS SET FORTH ABOVE. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

Voting Securities and Principal Holders Thereof.
------------------------------------------------

     As of May 3, 2000, a total of 16,290,872 shares of common stock were outstanding; such shares are entitled to a total of 16,290,872 votes on the above-referenced matters.

     The following table sets forth the shareholdings of the Company's directors and executive officers and those persons who owned more than 5% of the Company's common stock as of May 3, 2000:

                              Positions      Number and Percentage
Name and Address              Held           of Shares Beneficially Owned *
----------------              ----           ----------------------------

Gerard A. Powell              CEO                 4,388,413 - 26.9%
5003 Route 611                President
Stroudsburg, Pennsylvania     Director
18360

Lawrence T. Simon             Chairman            2,781,667 - 17.1%
P. O. Box 160                 Director
Shawnee-on-the-Delaware,
Pennsylvania
18356

Vincent J. Trapasso           Vice President      1,532,894 -  9.4%
5003 Route 611
Stroudsburg, Pennsylvania
18360

Charlie Lynn Trapasso         Secretary/          1,505,356 -  9.2%
5003 Route 611                Treasurer
Stroudsburg, Pennsylvania
18360

Richard H. Gwinn              Director            1,011,875 -  6.2%
The Abbotts Organization
5 Radnor Corporate Center
100 Matson Ford Center
Suite 520
Radnor, Pennsylvania
19087

Saul S. Epstein               Director              556,531 -  3.4%
21 East Dartmouth Road
Bala Cynwyd, Pennsylvania
19004

Marvin P. Metzger             CFO                    90,154 -  0.6%
5003 Route 611
Stroudsburg, Pennsylvania
18360

              Totals                             11,866,890 - 72.8%


     * These figures do not include shares underlying options. See the caption "Options Granted to Directors and Executive Officers."


     Changes in Control.
     -------------------

     On April 29, 1999, the Company and thatlook.com, Inc., a New Jersey corporation ("thatlook.com"), executed an Agreement and Plan of Reorganization (the "Agreement"), whereby the Company acquired 100% of the outstanding securities of thatlook.com as set forth on Exhibit A to the Agreement.

     The source of the consideration used by the thatlook.com stockholders to acquire their respective interests in the Registrant was the exchange of all of the issued and outstanding securities of thatlook.com in accordance with the Agreement.

     The basis of the "control" by the thatlook.com stockholders is stock ownership.

     The Agreement provided for:

     1. The acquisition of 100% of the outstanding securities of thatlook.com;

     2. The issuance of 9,990,000 "restricted securities" of the Company's common stock for the outstanding securities of thatlook.com;

     3. The resignation of the directors and executive officers of the Company;

     4. The election of the directors and executive officers of thatlook.com and two persons designated by the pre-Agreement Board of Directors of the Company as directors and executive officers of the Company;

     5. The calling of a meeting of the Company's stockholders for the purpose of amending its Articles of Incorporation to change its name to "thatlook.com, Inc.";

     6. The issuance of 100,000 shares of the Company's common stock to certain persons for services rendered for or on behalf of the Company and/or in connection with the negotiation, review and completion of the Agreement pursuant to a written compensation agreement and registered under an S-8 Registration Statement; and

     7. The issuance of 641,667 "unregistered" and "restricted" shares of the Company's common stock to certain persons for additional services rendered for or on behalf of the Company and/or in connection with the negotiation, review and completion of the Agreement.

     Prior to the completion of the Agreement, 368,333 shares of the Company's common stock were outstanding. Following the issuance of the shares outlined above, there were approximately 11,100,000 outstanding securities of the Company. Under the Agreement, the Company's current directors and executive officers acquired a majority of outstanding shares of the Company's common stock.

     Details of the Agreement were disclosed in the Company's Current Report on Form 8-K, dated April 29, 1999, which was filed with the Securities and Exchange Commission on May 12, 1999, and which was amended on May 24, 1999, and July 14, 1999.

Election of Directors.
----------------------

     The current Board of Directors of the Company will consist of four directors, each of whom will be elected at the Meeting to serve until his successor is elected at the next annual meeting of stockholders or until his prior death, resignation or termination and the qualification of his successor.

     The following table sets forth the names and the nature of all positions and offices held by all directors and executive officers of the Company for the calendar year ended December 31, 1999, and to the date hereof, and the period or periods during which each such director or executive officer has served in his position(s).

                                                    Date of      Date of
                                                  Election or  Resignation
Name                          Position(s)         Designation or Termination
----                          -----------         ----------- --------------

Gerard A. Powell          President, Director,       4/29/99         *
                          Chief Executive Officer

Lawrence T. Simon         Director                   9/17/99         *
                          Chairman of the Board     12/24/99         *

Richard H. Gwinn          Director                   4/29/99         *

Saul S. Epstein           Director                   4/29/99         *

Vincent J. Trapasso       Vice President             4/29/99         *

Charlie Lynn Trapasso     Secretary/Treasurer        4/29/99         *

Marvin P. Metzger         Chief Financial Officer    4/29/99         *

J. Peter Gaskins          Director                   5/25/99      12/24/99
                          Chairman of the Board      8/26/99      12/24/99

Terry Hardman             Director                   4/29/99       9/17/99

Harold T. Jenson          Director                   4/29/99       5/25/99

Charles Johnson           Director                   5/11/95       4/29/99

William R. White          Chief Operations Officer  12/10/99      12/15/99


           *   These persons presently serve in the capacities indicated.

     Business Experience of Current Directors and Executive Officers.
     ----------------------------------------------------------------

     Gerard A. Powell, President, Director, Chief Executive Officer. Mr. Powell, age 36, has been the President and Chief Executive Officer of thatlook.com. Inc.(a New Jersey Corporation) since its inception in December 1994. Immediately following the reverse merger on April 29, 1999, he was elected as President and Chief Executive Officer and Director of thatlook.com, Inc. (formerly known as First Target Acquisition, Inc. - a Nevada corporation). From 1989 to 1996, Mr. Powell helped found and build the Chapel Creek group of companies (Land, Homes, and Mortgage) that developed, marketed and financed homes in the eastern Pennsylvania area. Mr. Powell's principal responsibility with this group was to develop and execute the marketing program that produced in excess of 100 house and land contracts yearly. Operations were substantially profitable prior to his selling his interests in this group of companies. Mr. Powell is Mr. and Mrs. Trapasso's brother-in-law.

     Lawrence T. Simon, Director, Chairman of the Board. Mr. Simon, age 53, has served as a director of the Company since September of 1999. He attended Brown University in the Behavioral Sciences area and the transferred to Temple University and graduated with a Bachelors of Science in communications in the area of advertising/marketing and film production. After graduation he moved to Manhattan and joined Elektra Films where he became a film advertising art directing producer. He received several Clio Awards presented to Elektra Films for such successful campaigns as Alka Seltzer and Armour Products as well as for Proctor and Gamble. In 1975, Mr. Simon opened LTS Builders. LTS is now one of the largest residential building companies in the northeast. Mr. Simon is Chief Executive Officer and the only shareholder in LTS.

Richard H. Gwinn, Director. Mr. Gwinn, age 60, has been a Director of thatlook.com. Inc.(a New Jersey Corporation) since May 1997. Immediately following the reverse merger on April 29, 1999, he was elected as a Director of thatlook.com, Inc. (formerly known as First Target Acquisition, Inc. - a Nevada corporation). He is a 1960 graduate of Yale University, and attended the Wharton Graduate Division of the University of Pennsylvania from 1963 to 1964. Mr. Gwinn served in the U.S. Navy from 1956 to 1971. Since 1989, he has been employed by the Abbotts Organization of Radnor, Pennsylvania. Mr. Gwinn is also a principal of Crossway Ventures, Inc.

     Saul S. Epstein, Director. Mr. Epstein, age 51, has been a Director of thatlook.com. Inc.(a New Jersey Corporation) since May 1997. Immediately following the reverse merger on April 29, 1999, he was elected as a Director of thatlook.com, Inc. (formerly known as First Target Acquisition, Inc. - a Nevada corporation). He is a 1969 graduate of Lehigh University. He received his law degree from the University of Pennsylvania in 1973, and a Master of Laws degree in taxation from New York University in 1976. Since 1994, he has been Senior Vice President and Director of Corporate Development for Opinion Research Corporation located in Princeton, New Jersey, responsible for such company's strategic planning and for various financial and legal matters.
From 1995 to 1996, he also served as President of Robinson Alarm Company, a Philadelphia based burglar and fire alarm enterprise. Mr. Epstein is also a principal of Crossway Ventures, Inc.

     Vincent J. Trapasso, Vice President. Mr. Trapasso, age 47, has been the Vice President of thatlook.com. Inc.(a New Jersey Corporation) since its inception in December 1994, with responsibility for directing that part of the Company's marketing and servicing program focused on the physicians. Immediately following the reverse merger on April 29, 1999, he was elected as Vice President of thatlook.com, Inc. (formerly known as First Target Acquisition, Inc. - a Nevada corporation). From 1992 to 1994, Mr. Trapasso was a General Manager of Byran Holdings of Palm Beach County, Florida, where he developed the concept and design for a 36,000 square foot, upscale restaurant and entertainment complex. Mr. Trapasso is the husband of Ms. Trapasso and brother-in-law to Mr. Gerard A. Powell.

     Charlie Lynn Trapasso, Secretary/Treasurer. Mrs. Trapasso, age 40, has served as a Secretary/Treasurer of thatlook.com. Inc.(a New Jersey Corporation) since its inception in December 1994, with responsibility of serving as the public spokesperson with the media and in its advertising for the Company. Immediately following the reverse merger on April 29, 1999, she was elected as Secretary/Treasurer of thatlook.com, Inc. (formerly known as First Target Acquisition, Inc. - a Nevada corporation). Mrs. Trapasso is Mr. Trapasso's wife and Mr. Powell's sister-in-law.

     Marvin Metzger, C.P.A, Chief Financial Officer. Mr. Metzger, age 35, has served as Chief Financial Officer of thatlook.com. Inc.(a New Jersey Corporation) since January 1998. Immediately following the reverse merger on April 29, 1999, he was appointed Chief Financial Officer of thatlook.com, Inc. (formerly known as First Target Acquisition, Inc. - a Nevada corporation). He graduated from Bloomsburg University in 1986 with a Bachelor of Science degree in Business Administration, and Lehigh University in 1996 with a Masters of Business Administration degree, with a concentration in Finance. Prior to joining thatlook.com, Inc. he worked from 1996 to 1998 at Wise Foods, Inc. in Berwick, PA as the Manager of Reporting and Analysis. From 1989 to 1996 he was employed by Tenenbaum's Travel Service, Inc., where he served as Controller prior to his promotion to Vice President of Finance. The travel company had seven divisions, which included two national wholesale travel divisions and five retail divisions. From 1986 to 1989 he was employed by Laventhol & Horwath, Certified Public Accountants in Wilkes-Barre, PA.

     Compliance with Section 16(a) of the Exchange Act.
     --------------------------------------------------

     The following table indicates which forms the Company's directors and executive officers filed with the Securities and Exchange Commission during the calendar year ended December 31, 1999, and to the date hereof:

Reporting Person           Form          Date Due         Date Filed
----------------           ----          --------         ----------

Gerard A. Powell             4           10/10/99          01/13/00
Vincent J. Trapasso          4           10/10/99          01/13/00
Charlie Lynn Trapasso        4           10/10/99          01/13/00
Gerard A. Powell             4           02/10/00          01/20/00
J. Peter Gaskins             5           01/31/00          01/28/00
Gerard A. Powell             4           03/10/00          03/10/00
Vincent J. Trapasso          3           03/10/00          03/10/00
Lawrence T. Simon            3           10/02/99          03/10/00
Saul S. Epstein              4           07/10/99          03/30/00
Richard H. Gwinn             4           07/10/99          03/30/00
Lawrence T. Simon            4           04/10/00          03/30/00

     Involvement in Certain Legal Proceedings.
     -----------------------------------------

     Mr. Powell was a 30% shareholder of two private sister companies, Y-Rent, Inc. and Homes by Vintage, as well as the President of one and the Secretary of the other. Both companies filed for bankruptcy on September 6, 1995 in the state of Virginia pursuant to Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern district of Virginia, Richmond.

     Except as indicated above, during the past five years, no present of former director, person nominated to become a director, executive officer, promoter or control person of the Company:

     (1) was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

     (2) was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses):

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

     (4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     No director, executive officer, affiliate, or any owner of record or beneficially of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

     Certain Relationships and Related Transactions.
     -----------------------------------------------

     The Company incurred management fees and other related costs to Gerard A. Powell, Vincent J. Trapasso, Charlie Lynn Trapasso, and a company of which Richard H. Gwinn and Saul S. Epstein are principal shareholders. Mr. Powell provided consulting services', however, the management contract was terminated November 30, 1999. Mr. Powell also earned guarantee fees of $61,764 and $103,182 during 1999 and 1998, respectively, related to his personal guarantee of the Company's lines-of-credit.

     Mr. Gwinn's and Mr. Epstein's company earned management fees of $46,025 and $72,000 for 1999 and 1998, respectively for assisting with special projects and management decisions.

     J. Peter Gaskins is the Managing Director of Clarion Associates, Inc. a strategic and consulting firm. The Company incurred consulting fees and expenses of $52,008 during 1999. The Company remains a client of his firm.

     Vincent J. Trapasso is indebted to the Company for a demand note of $14,000, which bears interest at 13% per annum.

     Parents.
     --------

     The Company has no parents except to the extent that its directors and executive officers may be deemed to be parents by virtue of their ownership of a majority of its issued and outstanding voting securities.

     Committees.
     -----------

     The Company has an audit committee consisting of Richard H. Gwinn and Saul S. Epstein. The Committee met once in 1999, with the Company's auditor. It has had one telephonic meeting in 2000, without the presence of the Company's auditor.

     Executive Compensation.
     -----------------------

     The following table sets forth information regarding compensation paid for all services rendered to the Company in all capacities during the last two completed fiscal years by the Company's Chief Executive Officer. No other officers of the Company received compensation in excess of $100,000 during the fiscal year ended December 31, 1999.


                        SUMMARY COMPENSATION TABLE

                                               Long Term Compensation
   Annual Compensation                      Awards            Payouts
  (a)          (b)    ( c)    (d)   (e)       (f)      (g)     (h)       (i)

Name and    Years or              Other                                  All
Principal   Periods               Annual  Restricted  Option/  LTIP    Other
Position    Ended       $      $  Compen- Stock       SAR's    Payouts Compen-
                     Salary Bonus sation  Awards$       #              sation$

------------------------------------------------------------------------------
Gerard A.
Powell      1998        $0   $0       $0     $0          0     $0        $0
            1999   $34,231   $0       $0     $0     75,000     $0  $169,148(1)

     (1) Consist entirely of reimbursement of consulting fees, automobile allowances health insurance benefits and other expenses. The consulting fee agreement terminated November 30, 1999. The consulting agreement is attached as an Exhibit. In addition, and the automobile allowance and other expenses also ceased November 30, 1999. Health insurance benefits continue.

Options Granted to Directors and Executive Officers (*)
--------------------------------------------------------

                                                Granted Forfeited   Held
                                                ------- ---------   ----

Gerard A. Powell, President, Director, CEO(O)    75,000        0   75,000

Lawrence T. Simon, Director (D1)                121,000        0  121,000

Richard H. Gwinn, Director(D)                    21,000        0   21,000

Saul S. Epstein, Director (D)                    21,000        0   21,000

J. Peter Gaskins, Director (D2)                  96,000   21,000   75,000

Terry Hardman, Director (R)                           0        0        0

Harold T. Jenson (R)                                  0        0        0

Vincent J. Trapasso, Vice President (O)          25,000        0   25,000

Charlie Lynn Trapasso, Secretary/Treasurer       10,000        0   10,000

Marvin P. Metzger, Chief Financial Officer (O)   50,000        0   50,000

William R. White, Chief Operations Officer(R)    25,000   25,000        0

     * These options were granted pursuant to the 1999 Incentive Stock Option Plan filed on Form S-8 on November 11, 1999 with the Commission, which is incorporated herein by reference.

     (D) Non-officer Director options granted on August 16, 1999. These options vest ratably over three years, after each six-month period of service after the options were granted. As of the date of this filing, 3,500 options have vested for each director.

     (D1) A total of 21,000 of these options are non-officer/director options that were granted on September 17, 1999. These options vest ratably over three years, after each six-month period of service after the grant date. The remaining 100,000 options were granted on May 3, 2000 and do not contain any vesting requirements. As of the date of this filing, 3,500 options have vested for each director.

     (D2) These options were granted May 3, 2000. One-half of these options vested on the date that they were granted and the remainder vest after one year, subject to Mr. Gaskins' continued service as a consultant through the end of that period.

     (O) Officers' options granted September 30, 1999 (April 26, 2000, with respect to 25,000 of Mr. Metzger's options).

     (R) Resigned during 1999.


     In addition to the foregoing options, the Company has granted options to acquire 392,500 shares of common stock to certain non-director, non-officer employees and certain consultants. Options to acquire an additional 122,875 shares of the Company's common stock were previously granted and subsequently forfeited.

     Compensation of Directors.
     --------------------------

     Except in connection with the 1999 Stock Incentive Plan, there are no standard arrangements pursuant to which the Company's directors are compensated for any services provided as director. No additional amounts are payable to the Company's directors for committee participation or special assignments as directors.

     Termination of Employment and Change of Control Arrangements.
     -------------------------------------------------------------

     Except for accelerated vesting provisions of the above stock options, there are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or its subsidiaries, any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

     In the event of any corporate transaction that leads to a change in control, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the corporate transaction, become fully exercisable for the total number of shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of common stock. If any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to protect the interests of the option holders.

     Independent Public Accountants.
     -------------------------------

     Lazar Levine & Felix LLP, Certified Public Accountants, of New York, New York, audited the Company's financial statements for the calendar years ended December 31, 1999, and 1998. No principal accountant has been selected or is being recommended for election, approval or ratification at the Meeting, as the Company's Board of Directors voted to retain Lazar Levine & Felix in May 25, 1999, and the Company's Articles of Incorporation and Bylaws do not require the stockholders to approve or ratify such retention.

     Jones, Jensen & Company, LLC, Certified Public Accountants, of Salt Lake City, Utah, audited the financial statements of the Registrant for the fiscal years ended June 30, 1998 and 1997. As stated above, Lazar Levine & Felix LLP, of New York, New York, were engaged on May 25, 1999, by the Company's Board of Directors to audit the Company's consolidated financial statements for the calendar year ended December 31, 1999.

     There were no disagreements between the Company and Jones, Jensen & Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     With the exception of an expression of substantial doubt about the Company's ability to continue as a going concern, the reports of Jones, Jensen & Company do not contain any adverse opinion or disclaimer of opinion, and are not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years, and since then, neither Jones, Jensen & Company, nor Lazar Levine & Felix LLP has advised the Company that any of the following exist or are applicable:

     (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     During the Company's two most recent fiscal years and since then, the Company has not consulted Lazar Levine & Felix LLP regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

     On May 28, 1999, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing this change in independent accountants. This Current Report was amended on June 21, 1999.

     A representative of Lazar Levine & Felix LLP is expected to be present at the Meeting and to have the opportunity to make a statement if he desires.
The representative is expected to be available to respond to appropriate questions at the Meeting.

Adoption of 1999 Stock Incentive Plan.
--------------------------------------

     The Company's 1999 Stock Incentive Plan provides for the issuance of up to 1,250,000 shares of the Company's one mill ($0.001) par value common stock to certain qualifying employees, directors and consultants who render non-capital raising services for the Company. The number of shares subject to the Plan will automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to 4% of the total number of outstanding shares of common stock on the last trading day of the immediately preceding year, but in no event shall any annual increase exceed 900,000 shares.

     The Plan is to be administered by a Primary Committee, which shall have sole discretion to determine to whom securities are to be issued under the Plan. However, in no event shall any one person receive options, stock appreciation rights and/or share issuances in excess of 250,000 shares in any calendar year. All decisions relating to the issuance of options or shares of the Company's common stock to Primary Committee members shall be made by a disinterested majority of the Company's Board of Directors.

     The Plan is divided into five separate programs:

          The Discretionary Option Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of the Company's common stock;

          The Salary Investment Option Grant Program, under which eligible employees may elect to have a portion of their base salary invested each year in special option grants;

          The Stock Issuance Program, under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company or any parent or subsidiary;

          The Automatic Option Grant Program, under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service; and

          The Director Fee Option Grant Program, under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

     Discretionary Option Grant Program.
     -----------------------------------

     The Plan Administrator has the discretion to fix the exercise price of the options under the Discretionary Option Grant Program, but the price may not be less than 100% of the fair market value per share of the Company's common stock on the option grant date. The Plan Administrator also has the authority to set the term of such options, but such term may not exceed 10 years. For 10% stockholders, the exercise price per share shall not be less than 110% of the fair market value of the common stock on the option grant date, and the option term shall be only five years. The aggregate fair market value of shares for which any option holder may exercise options in any one calendar year may not exceed $100,000.

     Under the Discretionary Option Grant Program, the Plan Administrator also has the power to grant to selected optionees tandem stock appreciation rights and/or limited stock appreciation rights. The tandem stock appreciation rights provision permits such optionees to elect between the exercise of an option and the surrender of that option in exchange for a corporate distribution in an amount equal to the excess of: (i) the fair market value on the option surrender date of the number of shares for which options have vested option; over (ii) the aggregate exercise price payable for such shares. Any such option surrender must be approved by the Plan Administrator.

   The limited stock appreciation rights are available only for Company insiders. Upon the occurrence of a hostile take-over of the Company, each holder of an option with such rights shall be able to surrender such option, for 30 days, to the Company in exchange for a cash distribution equal to the excess of: (i) the take-over price of the shares of common stock subject to such option; over (ii) the aggregate purchase price payable for such shares.

     Salary Investment Option Grant Program.
     ---------------------------------------

     The Primary Committee has the sole authority to determine which Company insiders and other highly compensated employees shall be eligible to participate in the Salary Investment Option Grant Program in any given calendar year. Any such person may then irrevocably authorize the Company to reduce his or her base salary for the calendar year by an amount from $10,000 to $50,000, and to receive options to purchase a number of shares that is equal to the dollar amount of such salary reduction divided by the amount that is two-thirds of the fair market value of the Company's common stock on the date of the option grant. The exercise price of each such option shall be one-third of the fair market value of the Company's common stock on the option grant date. Each such option will be exercisable in a series of 12 equal monthly installments, for a maximum term of 10 years.

     Stock Issuance Program.
     -----------------------

     Under the Stock Issuance Program, the Plan Administrator may directly issue shares of the Company's common stock at a purchase price not less than 100% of the fair market value per share of the Company's common stock on the issuance date. The shares may be issued for cash or for services rendered.

     Automatic Option Grant Program.
     -------------------------------

     The Automatic Option Grant Program provides for the automatic granting to each non-employee Board member of a non-statutory option to purchase 21,000 shares of the Company's common stock on the Plan effective date. On the date of each annual stockholders' meeting thereafter, each eligible director will automatically be granted a non-statutory option to purchase 6,000 shares of common stock, provided that he or she has served in that capacity for at least six months. The exercise price of all such options shall be 100% of the fair market value per share of the Company's common stock on the option grant date, and each option shall have a term of 10 years.

     Director Fee Option Grant Program.
     -----------------------------------

     The Primary Committee shall have the sole discretion to determine the calendar years for which the Director Fee Option Grant Program shall be in effect. For each such year, each non-employee Board member may elect to apply all or any portion of his or her annual retainer fee to the acquisition of a non-statutory special option grant. The exercise price of each such option shall be one-third of the fair market value of the Company's common stock on the option grant date. The number of option shares for which the director is eligible shall be determined in the same manner as under the Salary Investment Option Grant Program. Each such option shall be exercisable in 12 equal monthly installments and shall be for a maximum term of 10 years.

     The foregoing Plans are subject to certain provisions relating to termination of service, vesting, changes in corporate control and transferability. The foregoing discussion is merely a summary of the terms of the Company's 1999 Stock Incentive Plan. Copies of the entire Plan are available for review at the Company's offices, and will be mailed to stockholders upon request.

Amendment of Articles of Incorporation.
---------------------------------------

     The Company's Board of Directors and majority stockholders have consented to amend its Articles of Incorporation to clarify certain matters relating to the governance of the Company. These matters may be summarized as follows:

     Matters Relating to Preferred Stock.
     ------------------------------------

     The Company has arranged with an investment banker to engage in a private placement or a series of private placements wherein up to $10 million of additional capital will be raised on behalf of the Company. The purpose of this additional capital is to fund the Company's expansion plans. These plans include expanding the base of physicians participating in the Company's marketing programs, as well as to increase the advertising and promotion campaigns used to increase the patient traffic being directed to physicians in the marketing programs. It is contemplated by both management and the Company's investment banker that it may be necessary to issue preferred stock in order to raise the capital desired. It is for this reason that management proposes that the Company's Articles of Incorporation be amended to allow that to happen.

     The Board of Directors and majority stockholders have consented to the amendment of the Company's Articles of Incorporation: (i) to authorize a class of 30,000,000 shares of preferred stock having a par value of one mill ($0.001) per share; and (ii) to vest in the Board of Directors the authority to issue and designate the rights and preferences of the Company's class of preferred stock and any series thereof.

     The proposed amendment to the Company's Articles of Amendment in this regard consists of a new second paragraph to be added to Article IV as follows:

          In addition to its authorized class of common stock, the Company shall be authorized to issue a class of 30,000,000 shares of one mill ($0.001) par value preferred stock, in such series and with such voting, dividend and other rights as the Board of Directors may determine.

     Section 78.195 of the Nevada Law requires that a corporations's Articles of Incorporation prescribe, or vest authority in the Board of Directors to prescribe, the number, series, rights and preferences of multiple classes or series of stock. This amendment to the Company's Articles of Incorporation is designed to comply with Section 78.195.

     Matters Relating to the Board of Directors.
     -------------------------------------------

     As they currently exist, the Company's Articles of Incorporation provide that:

         The governing board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased or decreased in such manner [sic] provided that the number of Directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of Directors may be less than three (3), but not less than the number of stockholders.

     The Board of Directors and majority stockholders have consented to amend
Article V of the Company's Articles of Incorporation to read as follows:

          The Board of Directors of this Corporation shall consist of at least three members and no more than nine members and, to the extent permitted under the laws of the State of Nevada, the directors shall have the authority to fill all vacancies on the Board of Directors and to appoint directors to fill all unfilled positions thereon.

     This amendment is intended to clarify the ambiguous language of the existing Articles of Incorporation and to limit the maximum number of directors in order to avoid the possibility of an overly large Board of Directors. The Board of Directors and majority stockholders believe that a Board consisting of more than nine members would create logistical problems in calling and conducting meetings.

Voting Procedures.
------------------

     Under the Nevada Law, the presence of a majority of the shares of the Company's voting stock entitled to vote at a meeting of the Company's stockholders is required to constitute a quorum for the transaction of business. If a quorum exists, matters submitted to a vote of stockholders will be approved if the votes cast in favor of the action exceed the votes cast against the action.

     If a quorum is present at the Meeting, the four nominees for election to the Board of Directors who receive the plurality of votes cast for the election of directors by the shares present will be elected directors. Each stockholder will be entitled to one vote for each share of common stock held and will not be entitled to cumulate votes in the election of directors.

Interest of Certain Persons in Matters to be Acted Upon.
--------------------------------------------------------

     Except as indicated below, no director, executive officer, nominee to become such, or any associate of any of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be submitted to a vote of stockholders at the Meeting, which is not shared by all other stockholders, pro rata, and in accordance with their respective interests in the Company.

     The Plan provides for the Primary Committee and/or the Plan Administrator to identify which Company employees will be eligible for the granting of Plan options. In addition, non-employee directors will be eligible for the issuance of stock options under the Automatic Option Grant Program and the Director Fee Option Grant Program, and only Company insiders will be eligible for limited stock appreciation rights.

     As of the date hereof, securities have been allocated under the Plan as discussed under the caption "Options Granted to Directors and Executive Officers." In addition, because of their significant day-to-day involvement in Company affairs, each of the Company's executive officers (i.e., Gerard A. Powell; Vincent J. Trapasso; Charlie Lynn Trapasso; and Marvin Metzger) is likely to be eligible for the issuance of additional securities under the Plan. In addition, each of the Company's non-employee directors (i.e., Lawrence T. Simon; Richard H. Gwinn; and Saul S. Epstein) will likely be eligible for the granting of additional stock options under the Plan. Each of these persons is also likely to be eligible for limited stock appreciation rights, and each has a substantial direct interest in the adoption of the Plan. In order to minimize the effects of any conflict that this interest may create, all option grants and stock issuances to members of the Primary Committee must be made by a disinterested majority of the Company's Board of Directors.

Proposals of Security Holders.
------------------------------

     No security holder who is entitled to vote at the Meeting has submitted to the Company any proposal for action at the Meeting.

THE MAJORITY HOLDERS OWN SUFFICIENT VOTING SECURITIES OF THE COMPANY TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS AND APPROVE THE 1999 STOCK INCENTIVE PLAN AND THE ABOVE AMENDMENTS TO ITS ARTICLES OF INCORPORATION. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.